CUSIP No. 89853L203	Page 1 4 of 14

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of T2 Biosystems, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 13th day of July, 2023.

Nathan D. Hukill

/s/ Nathan D. Hukill
An individual CR Group L.P.
CRG Partners III L.P.
CRG Partners III Parallel Fund “A” L.P.
CRG Partners III (Cayman) Unlev AIV I L.P.
CRG Partners III (Cayman) Lev AIV I L.P.
CRG Partners III Parallel Fund “B” (Cayman) L.P.

By:	/s/ Nathan D. Hukill
Nathan D. Hukill, authorized signatory